Droit de timbre paye
                                                                                                                                                    sur etat. Autorisation No7
                                                                                                                                                            du 22 janvier 1993

contrat de pret

Entre les soussignes :

1 -              DeNomination : INTER PARFUMS
                  Forme : Societe ANonyme
                  Capital: 12.816.594 Euros
                  Siege : 4, rond point des Champs Elysees - 75008 PARIS
                  SIREN: 350.219.382     RCS PARIS

represente par Monsieur Philippe BENACIN, ne le 15/01/1959 ayant tous pouvoirs a l'effet des presentes en qualite de President Directeur General

Ladite personne morale ci-apres deNommee "l'Emprunteur".

2-               Le CREDIT LYONNAIS, SA dont le Siege Social est a LYON, 18 rue de la Republique, et le Siege Central a PARIS, 19 boulevard des Italiens, SIREN 954 509 741, RCS LYON, represente par

Eric Penet Auclet (ecrit a main)

Ci-apres deNomme "le Preteur"

                D'autre part,

Apres avoir rappele :

-                      Que le Preteur a consenti par acte sous seing prive a l'Emprunteur en date a Paris du 16/10/2003 une ouverture de credit (ci-apres le << Credit >>) d'un montant de 15.000.000 Euros (quinze millions d'euros) portant interet au taux d'Euribor 3 mois plus une marge de 0.45 % l'an, d'une duree de 5 ans remboursable integralement le 16/10/2008, etant precise que le Credit est utilise, a la date de signature du present Contrat de Pret, a hauteur de 15.000.000 Euros.

-                      Que l'Emprunteur a demande au Preteur de lui consentir un Pret de 16.000.000 Euros (seize millions d'euros) destine a rembourser integralement et definitivement a hauteur de 15.000.000 Euros le Credit et a refinancer a hauteur de 1.000.000 d'Euros l'acquisition par l'Emprunteur d'une partie des droits d'exploitation de la licence parfums de la marque Lanvin.

-                      Que le Preteur a accepte de consentir le Pret de 16,000.000 d'euros demande par l'Emprunteur pourvu que certaines conditions soient remplies, que l'affectation des sommes pretees soit respectee.

-                      Il est convenu d'un pret sous les conditions particulieres et les conditions generales suivantes :

Conditions Particulieres

Montant du pret : 16.000.000 Euros (seize millions d'euros)

Objet : le pret est destine a permettre a l'Emprunteur de rembourser a hauteur de 15.000.000 d'euros le Credit susvise a l'expose du present Contrat et de refinancer a hauteur de 1.000.000 d'euros l'acquisition d'une partie des droits d'exploitation de la licence parfum de la marque Lanvin.

Droit de timbre paye
                                                                                                                                                     sur etat. Autorisation No7
                                                                                                                                                            du 22 janvier 1993

 Modalites de mise a disposition du pret :

L'obligation pour le Preteur de mettre le montant du Pret a la disposition de l'Emprunteur est subordonnee a la realisation prealable de l'ensemble des Conditions Suspensives suivantes stipulees au profit du Preteur :

-                      Courrier par lequel l'Emprunteur, d'une part, donne instruction au Preteur d'Affecter le pret a hauteur de 15.000.000 d'euros au remboursement du Credit susvise a l'expose du present Contrat et d'autre part reNonce de maniere irrevocable et definitive a toute Nouvelle utilisation du Credit susvise.

La mise a disposition du pret se fera par virement unique prevu le 12/07/2004 au compte No608 H a l'agence 572.

Duree du pret :

59 mois et 19 jours comptes a partir du 12/07/2004.

Interets :

Le pret portera interet au taux de EURIBOR a trois mois, majore de 0.60 % l'an.

Il est precise que les taux EURIBOR (Euro Interbank Offered Rate) sont un indicateur, etabli sous l'egide de la Federation Bancaire de l'Union Europeenne, de la moyenne des meilleurs taux pratiques sur le marche interbancaire de l'Euro pour des echeances de un a douze mois, par les banques de reference operant sur ce marche.

Les interets seront payables a terme echu aux dates suivantes :

-                      Periodicite et quantieme des echeances d'interets: trimestrielle, le 30 du mois.

-                      Date de la premiere echeance : le 30/09/2004

-                      Puis tous les trois mois suivants, le 30 du mois

Mode de calcul :

Il est precise que:

-                      l'expression "Periode d'interets" designe l'intervalle entre deux echeances d'interets, jour de la premiere inclus, jour de la suivante exclu. (si les interets sont payables a terme echu, ajouter ; "la periode a courir jusqu'a la premiere echeance d'Interets constituant egalement une Periode d'interets").

-                      l'expression "Jour Ouvre" designe ici tout jour ou est cote l'EURIBOR, et ou fonctionnent les systemes de compensation interbancaires en France.

Pour chaque Periode d'interets, le taux d'interet sera etabli sur la base du EURIBOR a trois mois cote l'avant dernier Jour Ouvre precedant le premier jour de la Periode d'interets.

Les interets seront calcules.

-                      sur la base du Nombre de jours exact composant chaque Periode d'interets rapporte a 360 jours l'an (neanmoins la premiere periode allant du 12/07/04 au 30/09/04).

Remboursement du capital :

Le pret sera remboursable par amortissements constants de capital de 800.000 Euros (huit cent mille euros), les ecarts d'arrondis, etant reportes sur la derniere echeance.

-                      Periodicite et quantieme des echeances de capital : trimestrielle le 30 du mois.

-                      Nombre d'echeances de capital : 20

-                      Date de la premiere echeance : 30/09/2004

Droit de timbre paye
                                                                                                                                                     sur etat. Autorisation No7
                                                                                                                                                            du 22 janvier 1993

 -                      Date de la derniere echeante : 30/06/2009

NB : Un tableau d'amortissement reprenant les dates et montants des echeances de capital et d'interets sera communique a l'Emprunteur. Il est precise que les interets repris sur ce tableau d'amortissement le sont a titre indicatif (valeur de l'index), et que dans certaines configurations de calcul du tableau d'amortissement, le montant de l'echeance est susceptible d'un ajustement au niveau des centimes.

Taux effectif global du pret:

Il est precise que le taux effectif global ressort a 2.76 % l'an (soit 0.69 % par trimestre) sur la base de l'EURIBOR a trois mois du 29/08/2004, lequel etait de 2.121 % l'an.

Dispositions particulieres :

-                      Frais de dossier :

L'Emprunteur reglera au Preteur une somme de EUROS 2990,00 TTC, a la date de signature du present acte.

Autorisation de prelevement

L'Emprunteur autorise le prelevement au compte No608 H tenu a l'agence 572 de toute somme exigible due au titre du pret.

Clauses Particulieres

Clause d'actionnariat - ownership

les parties reconnaissent que le pret est conclu en consideration du controle, au sens de l'article 1233.3 du code de commerce, indirect, par Messieurs BENACIN et MADAR de la societe Inter Parfums. Dans le cas ou cette condition ne serait pas maintenue, le preteur aura la faculte d'exiger, de plein droit et sur simple avis, le remboursement immediat du pret. L'emprunteur s'engage en outre a informer le preteur, au plus tard quinze jours apres qu'elle soit intervenue, de toute modification de son actionnariat ou de l'une de ses filiales.

Clauses de covenant financier

L'Emprunteur s'engage a faire en sorte :

-                      entre son endettement ajuste et ses capitaux propres demeure a tout moment inferieur ou egal a 1- Le Preteur aura la faculte de se faire justifier du respect de ce ratio a tout moment.

-                      entre son endettement ajuste et sa capacite d'autofinancement (CAF) (y compris la partie en capital des loyers de credit-bail) demeure a tout moment inferieur ou egal a 4.

En cas de Non respect du seul ratio, "Endettement ajuste / CAF (y compris la partie en capital des loyers de credit bail)", les parties soussignees se rapprocheraient afin d'examiner la situation ainsi creee et de definir les conditions dans lesquelles le present concours pourrait le cas echeant etre maintenu. A defaut d'accord entre les parties, intervenu dans les 30 jours calendaires de la date a laquelle le Credit Lyonnais Notifierait a l'Emprunteur son intention de se prevaloir de la presente clause, le concours prendrait fin de plein droit sans formalite et toutes sommes dues a ce titre, y compris en capital, seraient exigibles immediatement.

En cas de Non respect a un moment quelconque du ratio << Endettement ajusta/capitaux propres >>, le Credit Lyonnais aurait la faculte d'exiger le remboursement immediat du present concours de plein droit sans formalite.

Droit de timbre paye
                                                                                                                                                     sur etat. Autorisation No7
                                                                                                                                                            du 22 janvier 1993

    Par "Endettement ajuste", il est convenu de retenir les valeurs suivantes : emprunts obligataires + emprunts et dettes aupres des etablissements de credit + emprunts et dettes financieres divers (encours de credit-bail en capital compris) deduction faite des disponibilites nettes (valeurs mobilieres de placement nettes + disponibilites nettes).

Par "Capitaux Propres", il est convenu de retenir les valeurs suivantes : capital + primes +  reserves + report a Nouveau + resultat consolide - benefice distribue prevu + subvention d'investissements + provisions reglementees + provisions pour risques et charges + comptes courants d'associes bloques avec cession d'anteriorite en faveur du Credit Lyonnais.

Par "Capacite d'Autofinancement" (CAF), on entend ; resultat net + autres charges a caractere financier et exceptionnel + reprises sur provisions, stocks et clients reprises sur amortissements, provisions, et transferts de charges d'exploitation - autres produits a caractere financier et exceptionnel + pertes sur operations en capital -profits sur operations en capital + dotations aux provisions pour risques et charges + dotations aux amortissements et provisions sur immobilisations y compris la partie d'amortissements des loyers de credit bail (eventuellement forfaitee) - charges a repartir sur plusieurs exercices - dividendes de participations.

Ces ratios seront etablis sur la base des comptes consolides et certifies de l'Emprunteur et devront faire l'objet d'une attestation certifiee des commissaires aux comptes de l'Emprunteur.

Clause de Defaut Croise

Independamment des situations definies aux conditions generales ci-apres, le Preteur aura la faculte d'exiger le remboursement immediat du pret, de plein droit, en cas de defaut de paiement a bonne date d'une somme due par l'Emprunteur ou l'une de ses filiales en principal ou interets, au Preteur ou a une filiale de ce dernier, au titre de toute autre operation de credit qui a ete ou serait conclue que ce soit en qualite de beneficiaire du credit ou de garant.

Il en sera de meme en cas de defaut de paiement portant sur un financement contracte a l'egard de tiers, d'exigibilite anticipee du financement ou de manquement a l'une des obligations resultant du contrat de financement, a moins que n'ait ete conteste de bonne foi le manquement reproche ou l'exigibilite anticipee et qu'un tribunal competent n'ait ete saisi de cette contestation.

Engagement de l'Emprunteur

Tant qu'il sera debiteur d'une obligation quelconque en vertu du Contrat, l'Emprunteur s'engage a informer immediatement le Preteur du Non reNouvellement par Burberry Group PLC des droits d'exploitation de la licence parfum de la marque Burberry a son profit. En cas de Non reNouvellement, le preteur et l'emprunteur se rapprocheront pour etudier une eventuelle modification des conditions de remboursement du Pret.

Conditions generales

1 - Dispositions relatives aux Interets.

Il est convenu qu'une modification de la base ou de la methode de calcul ou des modalites de publication du taux auquel il est fait reference pour le calcul des Interets n'affecterait pas la reference a ce taux laquelle resterait applicable. De meme, serait de plein droit applicable, augmente de la marge convenue aux conditions particulieres, tout taux de meme nature ou equivalent qui se substituerait a ce taux de reference.

2 - Remboursements anticipes.

l'Emprunteur aura la faculte de rembourser la pret par anticipation sans frais sous reserve que la date de remboursement corresponde a une date de paiement des interets trimestriels.

Droit de timbre paye
                                                                                                                                                     sur etat. Autorisation No7
                                                                                                                                                            du 22 janvier 1993

3 - Exigibilite anticipee.Sans prejudice des dispositions qui seraient convenues aux conditions particulieres et de l'application des dispositions legales, le Preteur aura la faculte d'exiger le remboursement immediat de toute somme restant due au titre du pret en principal, interets et accessoires, de plein droit, sur simple avis Notifie a l'Emprunteur, sans autre formalite ni decision de justice, dans l'un des cas suivants :

-                      inexactitude averee d'une information ou justification communiquee par l'Emprunteur au Preteur dans le cadre du pret, ou utilisation de ce dernier a d'autres fins que celle convenue aux conditions particulieres ;

-                      manquement par l'Emprunteur ou de l'une de ses filiales a tout engagement presentement contracte, Notamment Non-paiement a bonne date d'une echeance d'interets ou capital, etant precise que les paiements ou regularisations posterieurs ne feraient pas obstacle a cette exigibilite ;

-                      Non respect des covenants financiers dans les conditions telles que definies a l'article << Clauses Particulieres >>.

-                      Perte par Messieurs BENACIN et MADAR du controle,( tel que defini a l'article L233.3 du code de commerce ) de la societe Inter Parfums.

-                      dissolution, fusion, absorption, scission, ou apport partiel d'actifs de l'Emprunteur, cession de son fonds de commerce, transfert de son siege social hors de France, cessation d'activite ou transformation de l'Emprunteur en une societe d'une autre forme si cette transformation entraine une diminution de la responsabilite de ses associes ;

-                      Non constitution, au rang convenu, d'une garantie prevue au litre du pret ou diminution de la valeur de la garantie, Notamment ouverture d'une procedure collective ou de reglement amiable d'un tiers garant, cession d'un bien donne en garantie ou si ce bien faisait l'objet d'une mesure conservatoire ou d'execution forcee ;

-                      en cas d'arriere fiscal ou envers l'URSSAF Non dument conteste par l'Emprunteur ;

-                      cloture du compte courant de l'Emprunteur chez le Preteur, exclusion de sa signature par la Banque de France ou si les capitaux propres de l'Emprunteur devenaient inferieurs a la moitie de son capital social.

4 - Conditions relatives aux reglements.

Toutes les sommes dues au Preteur en vertu de la presente convention seront payables a l'agence ou centre d'affaires qui gere le pret. A defaut de reglement a leur echeance, Normale ou anticipee, elles porteront interets, de plein droit et sans mise en demeure, au taux du pret majore de trois points a compter de cette echeance sans que cette stipulation puisse valoir accord de delai de reglement.

Les interets seront capitalises s'ils sont dus pour une annee entiere conformement a l'article 1154 du Code Civil, Par ailleurs, au cas ou la presente convention serait resiliee par suite d'exigibilite anticipee du pret ou si le Preteur etait amene a produire a une procedure d'ordre amiable ou Judiciaire, l'Emprunteur serait redevable d'une indemnite forfaitaire de 5% du capital restant du.

5 - Survenance de circonstances Nouvelles.

L'Emprunteur s'engage a indemniser le Preteur, sur la seule justification donnee par ce dernier, a raison de toute charge fiscale Nouvelle a laquelle le Preteur deviendrait assujetti au titre du pret, ainsi que des consequences de toute Nouvelle mesure de caractere monetaire, financier ou bancaire qui augmenterait le cout de ce financement ou reduirait son rendement reel, telle que la constitution de reserves obligatoires, sauf a rembourser le pret par anticipation sans indemnite.

6 - Information du Preteur.

Tant qu'il sera debiteur d'une obligation quelconque en vertu du Contrat, l'Emprunteur s'engage a :

-                      communiquer au Preteur, dans le mois suivant leur approbation, ses comptes annuels certifies (bilan, compte de resultats et annexes) accompagnes des rapports de son commissaire aux comptes, ainsi que les situations et rapports semestriels que la reglementation lui imposerait d'etablir ;

-                      informer le Preteur, dans le meilleur delai, en lui fournissant toutes les pieces justificatives necessaires, de toute modification de ses statuts et des faits susceptibles d'affecter son patrimoine, ses engagements ou son activite.

Droit de timbre paye
                                                                                                                                                     sur etat. Autorisation No7
                                                                                                                                                            du 22 janvier 1993

7 - Garantie donnee aux tiers.

L'Emprunteur s'engage a ne consentir aucune surete, garantie ou charge a un tiers sur une immobilisation, au sens du plan comptable, sans en faire beneficier le Preteur pari passu au meme rang. Toutefois, la presente clause ne s'appliquera pas aux garanties ou suretes que consentirait l'Emprunteur en couverture du financement de l'acquisition d'une immobilisation des lors qu'elles porteront exclusivement sur l'actif en question et garantiront uniquement le financement de cet actif.

8 - Mobilisation.

Le Preteur aura la faculte de ceder les creances resultant du pret, Notamment dans le cadre d'une operation de titrisation regie par la loi No88-1201 du 23 decembre 1988. Il pourra egalement, Notamment en cas de titrisation, donner un mandat de recouvrement et ou d'encaissement.

9- Frais.

Independamment des frais de dossier mentionnes aux conditions particulieres, tous droits et taxes afferents au present contrat ainsi que les frais de constitution et de reNouvellement de toute surete sont a la charge de l'Emprunteur et sont remboursables au Preteur par prelevement au compte auquel sont domiciliees les echeances.

Dispositions Finales

Election de domicile.

Pour l'execution des presentes et de leurs suites, il est fait election de domicile par l'Emprunteur a son siege social et par le Preteur au Centre Entreprise ou est tenu le compte domiciliaire specifie aux conditions particulieres.

Attribution de competence.

Il est fait attribution de competence aux tribunaux de PARIS et a ceux dans le ressort desquels est situe le Centre Entreprise ou est tenu le compte domiciliataire, au choix du demandeur.

Fait en deux exemplaires originaux sur timbre

A Paris (ecrit a main)                                                           Le 12 juillet 2004 (ecrit a main)

            /s/                                                                    /s/
            Le Preteur                                                        L'Emprunteur